UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A
Amendment No. 2
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2372868

(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

685 Route 202/206, Bridgewater, NJ	08807

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☑
Securities Act registration statement file number to which this form relates: 000-19774
Securities to be registered pursuant to Section 12(g) of the Act:
Series B Preferred Stock Purchase Rights
(Title of Class)
N/A
(Title of Class)

AMENDMENT NO. 2 TO FORM 8-A
     This Amendment No. 2 to Form 8-A amends and supplements the Registration Statement on Form 8-A filed by Enzon Pharmaceuticals, Inc., formerly known as Enzon, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on May 22, 2002, as amended and supplemented by Amendment No. 1 on Form 8-A/A filed by the Company on February 20, 2003.
Item 1. Description of Registrant’s Securities to be Registered
Item 1 of Form 8-A is amended and supplemented by adding the following:
     On January 7, 2008, the Company and Continental Stock Transfer & Trust Company (the “Rights Agent”) entered into the Second Amendment (the “Amendment”) to the Rights Agreement, dated as of May 17, 2002, between the Company and the Rights Agent (the “Rights Agreement”), as amended. The Amendment provides that stockholders who report beneficial ownership of the Company’s common stock on Schedule 13G under the Securities Exchange Act of 1934, as amended, may beneficially own less than 20% of the outstanding shares of common stock of the Company without becoming an “Acquiring Person” (as defined in the Rights Agreement) and thereby triggering the rights under the Rights Agreement.
     The Amendment is attached hereto as Exhibit 6 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by such Exhibit.
Item 2. Exhibits

Exhibit No.	Description

1	Rights Agreement, dated as of May 17, 2002, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company (the “Rights Agreement”).*

2	First Amendment to the Rights Agreement, dated as of February 19, 2003, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company.**

3	Form of Right Certificate (incorporated by reference to Exhibit B to the Rights Agreement, dated as of May 17, 2002, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company). Pursuant to the Rights Agreement, printed Right Certificates will not be mailed until the Distribution Date (as defined in the Rights Agreement).*

4	Summary of Rights (filed as Exhibit C to the Rights Agreement, dated as of May 17, 2002, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company).*

Exhibit No.	Description

5	Form of Certificate of Designation with respect to the Series B Preferred Stock, par value $.01 per share, of Enzon Pharmaceuticals, Inc. (filed as Exhibit A to the Rights Agreement, dated as of May 17, 2002, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company).*

6	Second Amendment to the Rights Agreement, dated as of January 7, 2008, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company.***

*	Incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A, filed May 22, 2002.

**	Incorporated by reference to Exhibit 2 to the Company’s Amendment No. 1 to the Registration Statement on Form 8-A/A, filed February 20, 2003.

***	Filed herewith.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: January 7, 2008

ENZON PHARMACEUTICALS, INC.

By:	/s/ Jeffrey H. Buchalter
Name:	Jeffrey H. Buchalter
Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1	Rights Agreement, dated as of May 17, 2002, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company (the “Rights Agreement”).*

2	First Amendment to the Rights Agreement, dated as of February 19, 2003, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company.**

3	Form of Right Certificate (incorporated by reference to Exhibit B to the Rights Agreement, dated as of May 17, 2002, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company). Pursuant to the Rights Agreement, printed Right Certificates will not be mailed until the Distribution Date (as defined in the Rights Agreement).*

4	Summary of Rights (filed as Exhibit C to the Rights Agreement, dated as of May 17, 2002, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company).*

5	Form of Certificate of Designation with respect to the Series B Preferred Stock, par value $.01 per share, of Enzon Pharmaceuticals, Inc. (filed as Exhibit A to the Rights Agreement, dated as of May 17, 2002, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company).*

6	Second Amendment to the Rights Agreement, dated as of January 7, 2008, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company.***

*	Incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A, filed May 22, 2002.

**	Incorporated by reference to Exhibit 2 to the Company’s Amendment No. 1 to the Registration Statement on Form 8-A/A, filed February 20, 2003.

***	Filed herewith.